Exhibit 10.2

MANAGEMENT SERVICE AGREEMENT

between

Manigood International Industrial Limited

and

Best Paramount Industrial Limited

10 October 2008

THIS MANAGEMENT SERVICE AGREEMENT (the “Agreement”) is made on the 10 October 2008

BETWEEN

(1)
Manigood International Industrial Limited, a company set up and validly constituted under the laws of Hong Kong Special Administration Region, with registered office Room 1508 - 1509 Peninsula Square, 18 Sung On Street, HungHom, Kowloon (hereinafter referred to as “Company A”); and

(2)
Best Paramount Industrial Limited, a company set up and validly constituted under the laws of Hong Kong Special Administration Region, with registered office 2/F, Emax, Hong Kong International Trade and Exhibition Centre, No. 1 Trademart Drive, Kowloon Bay, Kowloon (hereinafter referred to as “Company B”).

NOW IT IS HERERBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement, if the context so permits or requires and where not inapplicable, the following terms shall have the following meanings: -

1.1	This “Agreement” shall include all terms, conditions and covenants stated herein, including any subsequent agreement agreed upon by both parties in writing as stipulated in Clause 10.1 below.

1.2	“Scope of Services” refer to the services provided by Company A to Company B as defined in Clause 3 herebelow.

2.	WHEREAS:

2.1
Both Company A and Company B consider that the cooperation of the two companies in technical, commercial, operations and other areas may result in greater management efficiency and increased profitability of their operations. Company B is desirous of appointing Company A to provide the services as specified in Clause 3 of this Agreement.

2.2	Company B has agreed to remunerate Company A for the services rendered, which will be determined on the basis as specified in Clause 4 of this Agreement.

3.	SCOPE OF SERVICES

3.1	Company A shall, if and for so long as Company B may require, provide but not limited to the following services for the benefit of Company B: -

3.2	Services include:
•	Marketing and sales consultancy services
•	Retail operation consultancy services
•	Inventory management service, including the provision of certain related hardware and software
•	Other service to be mutually agreed upon

3.3	All services as specified in Clause 3.2 will be performed by Company A in the Hong Kong Special Administration Region.

3.4	Neither party shall represent to any person that it is an agent or hold itself out as an agent of the other party.

4.	SERVICE FEE AND DISCRETIONARY FEE

4.1
The consideration for the services rendered specifically for the benefit of Company B by Company A pursuant to this Agreement shall be calculated on the basis of the actual costs incurred plus a mark up of 5%. Actual costs include payroll and related costs.

4.2	Company A shall charge the service fee to Company B on a monthly basis, which all amounts billed under this Agreement shall be denominated in Hong Kong Dollars.

4.3
The monthly billing shall be evidenced by a credit memorandum with an explanation of the calculation made to obtain the amount stated therein and the bill shall be payable upon demand within the succeeding 30 days.

4.4
In addition, Company A has the discretion to charge Company B a “discretionary fee” depending on ad hoc services provided or on circumstances where applicable. The discretionary fee billed under this Agreement shall be denominated in Hong Kong Dollars. This fee may or may not be billed on monthly basis depending on each circumstance. The bill shall be payable upon demand within the succeeding 30 days.

5.	COVENANTS AND WARRANTY

5.1	Covenants and warranty of Company A:

(1)	provide the services as required by Company B on a timely basis;

(2)	abide by all pertinent law, rules and regulations.

5.2	Covenants and warranty of Company B:

provide instructions to Company A as from time to time and help coordinating with other parties should it be necessary.

6.	REPRESENTATIONS AND DECLARATIONS

6.1	Each of Company A and Company B hereby represents and declares to each other that:

(1)	each has been properly registered under the pertinent law where it resides;

(2)	each has the full authority and power to enter into this Agreement and to incur obligations and liabilities mentioned or referred to in this Agreement;

(3)	the legal representative has been authorized to sign this Agreement; and

(4)	this Agreement is binding to each party.

7.	TERMINATION

7.1	This Agreement shall become effective on and from the date of its execution by both parties, and may be terminated, without prejudice to previously arisen right obligations:

(1)	by either party giving the other party notice in writing in the event of a material breach of this Agreement by such other party, or [60] days’ written notice in the absence of any such event; or

(2)	by mutual agreement.

8.	GOVERNING LAW

This contract shall be governed by the Laws of Hong Kong Special Administrative Region.

9.	CONFIDENTIALITY

9.1	Each Company A and Company B will at all time during the terms of this Agreement receive each other’s private information. Each Company A and Company B should at all times:

(3)	notwithstanding the termination of this Agreement, preserve the confidentiality of each other’s business.

(4)	not disclose each other’s information to any party EXCEPT THAT the Company’s director, senior management or other staff demand such information to perform services stated in Clause 3.2.

10.	MISCELLANY

10.1
This Agreement can at any time be amended or varied at any time by any subsequent mutual agreement of both parties PROVIDED THAT none of the amendments or variations, as the case may be, shall be valid unless the same is signed by both of Company A and Company B.

10.2
If any of the provisions of this Agreement shall be invalid, such invalidity shall not affect the other provisions of this Agreement which shall then remain valid and in force. The parties shall jointly exercise their best efforts in order to replace such invalid provisions with valid and enforceable provisions, which shall correspond as much as possible with the original provisions of this Agreement.

10.3
It is hereby expressly agreed and declared that this Agreement sets out the full bargain between the parties hereto and that all and any warranties and/or representations whether expressed or implied and whether made verbally or in writing by either party hereto to the other prior to the date of this Agreement are hereby expressly waived and superseded.

10.4
Company A will not assign, transfer this Agreement or in charge in any manner the benefits thereunder nor will attempt to do so and further will not make an offer to any person for the assignment or transfer of this Agreement nor will attempt to do so unless the prior written approval of Company B has first been obtained. Company B shall be entitled at any time to assign this Agreement in all respects to any person if such person is within a group of companies. The assignee of shall be treated for all purposes and intents as if such assignee were the original contracting party of this Agreement.

This Agreement shall be signed in duplicate and each of which shall be deemed to be an original.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year above first written.

SIGNED by                                                                                )
for and on behalf of Manigood International Industrial Limited)
in the presence of:-                                                          )

SIGNED by                                                                                )
for and on behalf of the Best Paramount Industrial Limited)
in the presence of:-                                                          )